We consent to the incorporation by reference in this Registration Statement
No. 33-82530 of Interchange Financial Services Corporation on Form S-8 of our report dated January 20, 1997, appearing in the Annual Report on Form 10-K of Interchange Financial Corporation for the year ended December 31, 1996.



Deloitte & Touche LLP
Parsippany, New Jersey
March 26, 1997